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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 13, 2006



                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

      Delaware                       1-11639                    22-3408857
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)



    600 Mountain Avenue, Murray Hill, New Jersey                 07974

      (Address of principal executive offices)                 (Zip Code)


            Registrant's telephone number, including area code: 908-582-8500

                  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[  ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01         OTHER EVENTS

On September 7, 2006, Lucent Technologies, Inc. (the "COMPANY") held a special meeting of shareowners at which its shareowners were asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 2, 2006, by and among the Company, Alcatel and Aura Merger Sub, Inc. (the "MERGER AGREEMENT"), and the transactions contemplated by the Merger Agreement (together, the "PROPOSAL"). The final results of the shareowner vote at the special meeting are as follows: 2,329,800,391 shares were voted for the Proposal, 116,409,626 shares were voted against the Proposal and 39,717,450 shares abstained. The 2,329,800,391 shares voted in favor of the Proposal represent 51.98% of the outstanding shares of common stock of the Company as of the record date for the special meeting, and of those votes cast or abstained, 93.72% voted to approve and adopt the merger agreement.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LUCENT TECHNOLOGIES, INC.

   Date: September 13, 2006              By: /s/ William R. Carapezzi
                                            -----------------------------------
                                         Name:  William R. Carapezzi, Jr.
                                         Title: SVP, General Counsel & Secretary